Exhibit 10.1

Execution Copy
SEPARATION, GENERAL RELEASE AND CONSULTING AGREEMENT
This SEPARATION, GENERAL RELEASE AND CONSULTING AGREEMENT (the “Agreement”) is made and entered into between Cree, Inc., a North Carolina corporation (the “Company”), and Charles M. Swoboda (“Executive”). Throughout the remainder of the Agreement, the Company and Executive may be collectively referred to as “the parties.”
Executive is currently employed as Chairman, President and Chief Executive Officer (“CEO”) of the Company. Executive is subject to the Employee Agreement Regarding Confidential Information, Intellectual Property and Noncompetition, dated October 9, 2006, and is entitled to certain benefits under (i) the Company’s Severance Plan for Section 16 Officers (the “Severance Plan”) and (ii) the Company’s 2013 Long-Term Incentive Compensation Plan (the “2013 Plan”) and the Executive’s Award Agreements under the 2013 Plan. Executive wishes to resign from his employment with the Company after a period of transition during which the Company will search for a new President and CEO. The Company wishes to retain Executive’s services following his resignation, and the parties have agreed to the terms for a consulting arrangement, as set forth herein. The parties have negotiated the terms of Executive’s termination from employment and of the consulting arrangement, and have agreed upon acceptable terms as described herein. Executive acknowledges and agrees that this Agreement provides him with different benefits in lieu of the benefits he would be entitled to receive under any Company plan or agreement, including the Severance Plan and 2013 Plan.
Executive represents that he has carefully read this entire Agreement, understands its consequences, and voluntarily enters into it.
In consideration of the above and the mutual promises set forth below, the Executive and the Company agree as follows:
1.    TRANSITION PERIOD. Executive will remain employed by the Company as President and CEO during a period of time (the “Transition Period”) in order to provide for an orderly transition of his duties and while the Company begins a search for a replacement. The Transition Period will commence as of the date Executive signs this Agreement (the “Signature Date”), and will continue until the earlier of: (a) such time as the Company determines that Executive’s services are no longer needed and upon providing Executive at least ten (10) days’ written notice; or (b) if a new CEO has not been appointed by January 2, 2018, Executive may end the Transition Period upon thirty (30) day’s written notice to the Company. Executive shall perform his regular duties as President, CEO and Chairman during the Transition Period, and his employment shall terminate at the end of the Transition Period (the “Separation Date”); provided, however, that at the Company’s discretion, it may remove Executive as the Chairman at any time during the Transition Period, which removal will not trigger a Separation Date or otherwise affect this Agreement. Executive shall be paid his full compensation and participate in full benefits through the Separation Date at the same levels he receives such compensation and participates in such benefits at the Signature Date, provided that he will not be eligible for any additional or new equity awards under any of the Company’s compensation programs after the Signature Date. As of the Separation Date, Executive will be deemed to have resigned from all of his officer positions and as a director with the Company and its subsidiaries and affiliates (i.e., director, President, Chief Executive Officer and Chairman, if he is still holding such position as of the Separation Date), as well as any positions Executive may hold with third parties at the request of or on behalf of the Company.

2.    SEPARATION BENEFITS.

(a)Separation Benefits. In consideration of the release, the provision of consulting services set forth below and other promises contained herein, including the First Supplemental Release required under Section 8(b), and the Second Supplemental Release under Section 8(c) for purposes of Section 2(a)(iv), and on the conditions that Executive remain employed through the Separation Date, except as provided in Section 2(d), and fully complies with his obligations under this Agreement, the Company agrees that:

i)Salary Continuation. The Company shall pay to Executive the sum of One Million One Hundred Seventy Seven Thousand Five Hundred Dollars ($1,177,500) (less all applicable withholdings), to be paid in equal installment payments in accordance with the Company’s regular payroll schedule over the eighteen (18) month period following the Separation Date, beginning on the first such payroll date following the Separation Date, provided however, that that such payments will be delayed as necessary under and will be subject to Section 18(c).

ii)Bonus. The Company shall pay to Executive the sum of One Million Six Hundred Forty Eight Thousand Five Hundred Dollars ($1,648,500) (less all applicable withholdings), which amount is equal to 1.5 times Executive’s performance grant award at target for fiscal year 2017 under the Notice of Grant of Performance Units dated August 23, 2016, under the 2013 Plan; provided, however, that any sum paid to Executive prior to the Separation Date under such Notice of Grant of Performance Units based on actual performance shall be subtracted from such amount prior to payment to Executive under this section. The amount due shall be paid within sixty (60) days of the Separation Date, subject to any 409A Delay Period required by Section 18(c). For the avoidance of doubt, nothing in this Section 2(a)(ii) affects the terms of the Notice of Grant of Performance Units dated August 23, 2016.

iii)Continued Health Benefits. The Company shall make a lump sum payment to Executive that is equal to eighteen (18) multiplied by the Consolidated Omnibus Reconciliation Act of 1985 ("COBRA") premium applicable to the type of medical, dental and vision coverage in effect for Executive (e.g., family coverage vs. employee-only coverage) as of the Separation Date, subject to all applicable taxes and withholdings. Payment shall be made to Executive in a lump sum within ninety (90) days following the Separation Date subject to any 409A Delay Period required by Section 18(c). Nothing in this Agreement constitutes a guarantee of COBRA continuation coverage or benefits or a guarantee of eligibility for health benefits and Executive bears full responsibility for applying for COBRA continuation coverage.

iv)Pro-Rata Bonus for FY 2018. If Executive is still employed when performance grant awards are made to other senior officers under the 2013 Plan for fiscal year 2018, Executive shall be granted a new performance award for fiscal year 2018 establishing a target award of $1,099,000 and making Executive eligible for a pro-rata bonus regardless of whether Executive is employed at the end of such fiscal year. The level of achievement against the target will be based on the Company’s determination of the Performance Measurement percentage (“PM %”) as specified in the new Notice of Grant for such fiscal year, which will be consistent with the Company’s Performance Measurement applied to the Company’s senior executive officers. Executive’s bonus shall then be calculated as follows:

(PM % x $1,099,000) x # full months employed as CEO - FY 2018
12 months

The pro-rata bonus, if any, less all applicable withholdings, will be paid to Executive during 2018 when such bonuses are paid to the senior executive officers as provided in the Notice of Grant of Performance Units under the 2013 Plan, provided that Executive has executed and returned a valid Second Supplemental Release under Section 8(c) within the time deadline required by the Company, but in no event later than December 15, 2018.

(b)Other Benefits. As of the Separation Date, Executive shall not be entitled to medical, dental, vision, life, disability, accidental death and dismemberment insurance benefits, or any other employee benefits, and shall not be an active participant in the Company’s 401(k) Plan (the “401(k) Plan”), the Severance Plan or any other plan of any type. For the avoidance of doubt, Executive will not be eligible to contribute to his 401(k) plan from any payments received under this Agreement after the Separation Date, except for his regular salary paid through the Separation Date. Nothing in this Agreement, however, shall be deemed to limit Executive’s continuation coverage rights under COBRA or Executive’s vested rights, if any, under the 401(k) Plan or any other Company plan, and the terms of those plans shall govern.

(c)Benefits in Lieu of Any Other Separation or Severance Benefits. Executive acknowledges that the compensation and benefits available to him under this Agreement are in lieu of any compensation and benefits he would be eligible to receive under any other agreement or Company plan upon the termination of his employment for any reason, including, but not limited to, the Severance Plan, the 2013 Plan and the Change in Control Agreement for Chief Executive Officer, effective December 17, 2012 (“Change in Control Agreement”). Accordingly, and for the avoidance of doubt, Executive hereby waives any other severance, separation or post-termination compensation or benefits (including any potential acceleration of vesting of equity awards) available to him under any other agreement or plan, including but not limited to the Severance Plan, the 2013 Plan and his related Award Agreements, and the Change in Control Agreement in the event his employment is terminated at any time for any reason, including for death or disability, after execution of this Agreement.

(d)Death or Disability of Executive. In the event that Executive’s employment is terminated by the Company during the Transition Period due to his Disability or due to Executive’s death, or if Executive becomes disabled due to a Disability or dies during the Consulting Term before all of the compensation and benefits under Section 2(a) have been paid, then Executive or his estate, in the event of death, will be entitled to receive the compensation and benefits set forth in Section 2(a) in accordance with its terms. For purposes of this Agreement, “Disability” means a medically determinable physical or mental impairment resulting in Executive’s inability to perform his regular position or any substantially similar position, where such impairment has lasted or can be expected to last for a continuous period of not less than six months. The determination of whether or not Executive has a Disability will be made by the Company in good faith in its sole discretion, and such determination shall be conclusive, final and binding upon all parties.

(e)Reimbursement of Attorneys’ Fees. The Company will reimburse Executive for his reasonable attorneys’ fees incurred in connection with this Agreement, up to a maximum amount of Ten Thousand and 00/100 Dollars ($10,000). Such amount will be paid within thirty (30) days of Executive’ submission of acceptable documentation of such fees, and following the effective date of this Agreement under Section 11, but in no event later than December 31, 2017. Executive shall be solely responsible for all taxes, if any, associated with this reimbursement.

3.    SPECIAL CONSULTING SERVICES.

(a)Term and Nature of Services. Beginning immediately following the Separation Date and continuing until September 30, 2019 (the “Consulting Term”), Executive shall serve as a special consultant (“Consultant”) to the Company, and will report to and perform duties assigned by the Company’s Chief Executive Officer (the “CEO”) or his or her designee (hereafter, the “Consulting Arrangement”). Executive shall be available to provide services as a Consultant at such times and in such amounts, as requested by the CEO and/or as necessary; provided that such services shall not exceed 20% of Executive’s average amount of work time during the thirty six (36) month period prior to the Separation Date, in order to ensure that Executive’s separation from employment with the Company is considered a “Separation from Service” within the meaning of Section 409A of the Internal Revenue Code. The Company shall provide Executive with appropriate office space and assistance during the Consulting Term as needed and reasonably agreed by the parties.
(b)Compensation for Consulting Services. For the first eighteen (18) months of the Consulting Term, the Separation Benefits set forth in Section 2 shall be deemed full compensation for the delivery of services as a Consultant. For the remaining period of the Consulting Term beyond the initial 18-month period, Executive shall be paid a monthly fee of $5,000 per month, regardless of the number of hours spent by Executive on such consulting services, paid in monthly installments on or before the last business day of the month; provided, however, that Executive shall not be asked to provide more than ten (10) hours of consulting services on average per month during such period.
(c)Independent Contractor Status. The parties hereby acknowledge and agree that Executive’s provision of services as a Consultant shall be provided strictly as an independent contractor. Nothing in this Agreement shall be construed to render Executive an employee, co-venturer, agent, or other representative of the Company during the Consulting Term. Executive understands that he must comply with all tax laws applicable to a self-employed individual, including the filing of any necessary tax returns and the payment of all income and self-employment taxes. The Company shall not be required to withhold from any payments of the consulting fee any state or federal income taxes or to make payments for Social Security tax, unemployment insurance, or any other payroll taxes, except as otherwise required for the Separation Benefits set forth in Section 2. The Company shall not be responsible for, and shall not obtain, worker’s compensation, disability benefits insurance, or unemployment security insurance coverage for Executive. Executive is not eligible for, nor entitled to, and shall not participate in, any of the Company’s benefit plans. Consistent with his duties and obligations under this Consulting Agreement, Executive shall, at all times, maintain sole and exclusive control over the manner and method by which he performs his services as a Consultant.
(d)Early Termination of Consulting Term. The Company may terminate the Consulting Term early only if Executive has engaged in conduct that constitutes Cause. For purposes of this Section 3(d), “Cause” shall mean: (i) willful misconduct in the performance of consulting services, after being advised in writing and being given a period of at least 10 days to remedy such misconduct, except no such 10-day period will be given in the event that the misconduct cannot, by its nature, be reasonably expected to be remedied; (ii) conviction of or entering of a guilty plea or plea of no contest with respect to a felony, a crime of moral turpitude or any other crime with respect to which imprisonment is a possible punishment; or (iii) breach by Executive of a material term of this Agreement, after being advised in writing of such breach or violation and being given a period of at least 10 days to remedy such breach or violation. Provided, however, that if the Company terminates the Consulting Term for the grounds set forth in this Section 3(d)(i) or (ii) before all Severance Benefits under Section 2 have been paid, Executive shall nevertheless be entitled to such Severance Benefits; provided, further, that in the event that the Company has terminated the Executive for Cause under this Section 3(d), Executive shall nevertheless be obligated to comply with the Noncompetition Agreement to the same extent as Executive would have been obligated had the Consulting Term not been terminated early.
(e)Continued Service for Vesting. Executive’s service as a consultant during the Consulting Term shall be deemed continued service for purposes of continued vesting of equity awards under the Company’s plans, programs or agreements.
(f)Death or Disability of Executive During the Consulting Term. If during the Consulting Term, Executive is unable to perform consulting services due to a Disability, or Executive dies, then Executive, or his estate in the event of death, will be entitled to receive the consulting fees for the remaining portion of the Consulting Term not already covered under Section 2(d), in accordance with its terms, until the end of the Consulting Term. In addition, in such event, any acceleration of vesting of any equity that would arise from death or Disability under the terms of the Company’s plans, programs or equity agreements will be limited to the equity that would have vested during the remainder of the Consulting Term, notwithstanding any provision otherwise.
(g)Indemnification During Consulting Term. During the Consulting Term, in connection with the provision of consulting services, Executive shall be a person entitled to indemnification to the maximum extent permitted by applicable law, including any indemnification provided under Article IX, Section 3 of the Company’s Bylaws.

4.    EMPLOYEE AGREEMENT REGARDING CONFIDENTIAL INFORMATION, INTELLECTUAL PROPERTY AND NONCOMPETITION. Executive is subject to the Employee Agreement Regarding Confidential Information, Intellectual Property and Noncompetition, dated October 9, 2006 (the “Noncompetition Agreement”). In consideration of the benefits under this Agreement, and in light of Executive’s continuing role as a Consultant following the Separation Date, Executive and the Company hereby amend the Noncompetition Agreement to provide that: (a) Sections 1 through 10, 11(a), (c), (d), (e), (f), (g) and (h), and 12 - 14 of the Noncompetition Agreement will apply during the Consulting Term to the same extent as such provisions would apply if Executive was still employed, and (b) the post termination restrictions set forth in Sections 11 (b) - (h) shall be extended to apply during the six (6) month period following the end of the Consulting Term.

5.    COMPANY PROPERTY. Upon the Separation Date, or if earlier as requested by the Company, Executive shall: (i) deliver to the Company all records, memoranda, data, documents and other property of any description which refer or relate in any way to trade secrets or confidential information, including all copies thereof, which are in his possession, custody or control; (ii) deliver to the Company all Company property (including, but not limited to, keys, credit cards, computers, client files, contracts, proposals, work in process, manuals, forms, computer stored work in process and other computer data, research materials, other items of business information concerning any Company customer or client or potential prospect to purchase some or all of the Company’s assets, or Company business or business methods, including all copies thereof) which is in his possession, custody or control; and (iii) prior to the Separation Date, and if necessary during the Consulting Term, fully cooperate with the Company in winding up his work and transferring that work to other individuals designated by the Company.

6.    COOPERATION. Executive agrees that he will assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings relating to services performed or required to be performed by Executive, pertinent knowledge possessed by Executive, or any act or omission by Executive. Executive further agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Section 6. The Company shall make reasonable efforts to minimize disruption of the Executive's other activities. The Company shall reimburse the Executive for reasonable expenses incurred in connection with such cooperation.

7.    ADEQUACY OF CONSIDERATION. Executive acknowledges that the benefits available to him under this Agreement are significant, and constitute adequate consideration for the releases of claims, under Sections 8 and 9 of this Agreement, including the Supplemental General Release Agreements under Section 8(b) (to be executed on or within five (5) days after the Separation Date) and Section 8(c), to be executed in connection with the pro-rata bonus under Section 2(a)(iv), if any.

8.    RELEASE.

(a)CURRENT RELEASE. In consideration of the benefits conferred by this AGREEMENT, EXECUTIVE (ON BEHALF OF HIMSELF, HIS FAMILY MEMBERS, HEIRS, ASSIGNS, EXECUTORS AND OTHER REPRESENTATIVES) RELEASES THE

COMPANY AND ITS PAST, PRESENT AND FUTURE PARENTS, SUBSIDIARIES, AFFILIATES, AND ITS AND/OR THEIR PREDECESSORS, SUCCESSORS, ASSIGNS, AND ITS AND/OR THEIR PAST, PRESENT AND FUTURE OFFICERS, DIRECTORS, EXECUTIVES, OWNERS, INVESTORS, SHAREHOLDERS, ADMINISTRATORS, BUSINESS UNITS, EXECUTIVE BENEFIT PLANS (TOGETHER WITH ALL PLAN ADMINISTRATORS, TRUSTEES, FIDUCIARIES AND INSURERS) AND AGENTS (“RELEASEES”) FROM ALL CLAIMS AND WAIVES ALL RIGHTS KNOWN OR UNKNOWN, HE MAY HAVE OR CLAIM TO HAVE IN EACH CASE RELATING TO HIS EMPLOYMENT WITH THE COMPANY, OR HIS SEPARATION THEREFROM arising before the execution of this Agreement by Executive, including but not limited to claims: (i) for discrimination, harassment or retaliation arising under any federal, state or local laws, or the equivalent applicable laws of a foreign country, prohibiting age (including but not limited to claims under the Age Discrimination in Employment Act of 1967 (ADEA), as amended, and the Older Worker Benefit Protection Act of 1990 (OWBPA)), sex, national origin, race, religion, disability, veteran status or other protected class discrimination, the Family and Medical Leave Act, as amended (FMLA), harassment or retaliation for protected activity; (ii) for compensation, commission payments, bonus payments and/or benefits including but not limited to claims under the Fair Labor Standards Act of 1938 (FLSA), as amended, the Employee Retirement Income Security Act of 1974, as amended (ERISA), the Family and Medical Leave Act, as amended (FMLA), and similar federal, state, and local laws, or the applicable laws of any foreign country; (iii) under federal, state or local law, or the applicable laws of any foreign country, of any nature whatsoever, including but not limited to constitutional, statutory; and common law; (iv) under any employment agreement, severance plan or other benefit plan, and (v) for attorneys’ fees. Executive specifically waives his right to bring or participate in any class or collective action against the Company. Provided, however, that this release does not apply to claims by Executive: (aa) for workers’ compensation benefits or unemployment benefits filed with the applicable state agencies; (bb) for vested pension or retirement benefits including under the Company’s 401(k) plan; (cc) to continuation coverage under COBRA, or equivalent applicable law; (dd) to rights arising out of his ownership of stock or options in the Company or its affiliates; (ee) to rights that cannot lawfully be released by a private settlement agreement; or (ff) to enforce, or for a breach of, this Agreement (the “Reserved Claims”). For the purpose of implementing a full and complete release and discharge, Executive expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims which he does not know or suspect to exist in his favor at the time of execution hereof, and that this Agreement contemplated the extinguishment of any such claim or claims.
(b)FIRST SUPPLEMENTAL GENERAL RELEASE. Executive agrees that he, or in the event of his death or Disability (rendering him unable to act on his own), his estate or representative under a valid power of attorney, as applicable, will execute the First Supplemental General Release Agreement, attached hereto as Exhibit A, no earlier than the Separation Date, and no later than five (5) days after the Separation Date
(c)SECOND SUPPLEMENTAL GENERAL RELEASE. Executive agrees that he, or in the event of his death or Disability (rendering him unable to act on his own), his estate or representative under a valid power of attorney, as applicable, will execute the Second Supplemental General Release Agreement, attached hereto as Exhibit B, once the Company notifies Executive of the amount of his pro-rata bonus under Section 2(a)(iv), if any, but prior to his receipt of such bonus.
9.    COVENANT NOT TO SUE. In consideration of the benefits offered to Executive, Executive will not sue Releasees on any of the released claims or on any matters relating to his employment arising before the execution of this Agreement other than with respect to the Reserved Claims, including but not limited to claims under the ADEA, or join as a party with others who may sue Releasees on any such claims; provided, however, this paragraph will not bar a challenge under the OWBPA to the enforceability of the waiver and release of ADEA claims set forth in this Agreement, the Reserved Claims, or where otherwise prohibited by law. If Executive does not abide by this paragraph, then (i) he will return all monies received under this Agreement and indemnify Releasees for all expenses incurred in defending the action, and (ii) Releasees will be relieved of their obligations hereunder.
10.    RIGHT TO REVIEW. The Company delivered this Agreement, containing the release language set forth in Sections 8 and 9, to Executive on May 18, 2015 (the “Notification Date”), and informed him that it desires that he have adequate time and opportunity to review and understand the consequences of entering into it. The Company advises Executive as follows: (a) Executive should consult with his attorney prior to executing the Agreement; and (b) Executive has 21 days from the Notification Date within which to consider it. Executive must return an executed copy of the Agreement to the Company on or before the 22nd day following the Notification Date. Executive acknowledges and understands that he is not required to use the entire 21-day review period and may execute and return this Agreement at any time before the 22nd day following the Notification Date. If, however, Executive does not execute and return an executed copy of this Agreement on or before the 22nd day following the Notification Date, this Agreement shall become null and void. This executed Agreement shall be returned to: Brad Kohn, General Counsel, Vice President Legal, General Counsel, and Corporate Secretary, Cree, Inc., 4600 Silicon Drive, Durham, NC 27703.
11.    REVOCATION. Executive may revoke the Agreement during the seven (7) day period immediately following his execution of it. This Agreement will not become effective or enforceable until the revocation period has expired. To revoke this Agreement, a written notice of revocation must be delivered to: Brad Kohn, General Counsel, Vice President Legal, General Counsel, and Corporate Secretary, Cree, Inc., 4600 Silicon Drive, Durham, NC 27703.
12.    AGENCY CHARGES/INVESTIGATIONS. Nothing in this Agreement shall prohibit Executive from filing a charge or participating in an investigation or proceeding conducted by the U.S. Equal Employment Opportunity Commission or other governmental agency with jurisdiction concerning the terms, conditions and privileges of his employment; provided, however, that by signing this Agreement, Executive waives his right to, and shall not seek or accept, any monetary or other relief of any nature whatsoever in connection with any such charges, investigations or proceedings.
13.    NONDISPARAGEMENT. Executive agrees that he shall not at any time make,

publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Company, or any of its employees or officers, and existing and prospective customers, suppliers, investors and other associated third parties, now or in the future. This Section 13 does not, in any way, restrict or impede Executive from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order. Executive agrees to promptly provide written notice of any such order to the CEO of the Company. The Company agrees that the members of the Board of Directors will not make statements about Executive that are disparaging, defaming or derogatory; provided, however, that nothing in this Section 13 will prevent the Company from providing information requested by subpoena, court order, regulation, law, in response to a request from a government agency, an exchange, or in response to a request from an insurance company, investor or other business.
14.    DISCLAIMER OF LIABILITY. Nothing in this Agreement is to be construed as either an admission of liability or admission of wrongdoing on the part of either party, each of which denies any liabilities or wrongdoing on its part.
15.    GOVERNING LAW. This Agreement shall be construed, interpreted, and governed in accordance with and by North Carolina law and the applicable provisions of federal law, including but not limited to the ADEA and the OWBPA (“Applicable Federal Law”). Any and all claims, controversies, and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by the laws of the state of North Carolina, including its statutes of limitations, except for Applicable Federal Law, without giving effect to any North Carolina conflict-of-laws rule that would result in the application of the laws of a different jurisdiction. Both Executive and the Company acknowledge and agree that the state or federal courts located in North Carolina have personal jurisdiction over them and over any dispute arising under this Agreement, and both Executive and the Company irrevocably consent to the jurisdiction of such courts.
16.    ENTIRE AGREEMENT. Except as expressly provided herein, this Agreement: (i) supersedes and cancels all other understandings and agreements, oral or written, with respect to Executive’s employment with the Company; (ii) supersedes all other understandings and agreements, oral or written, between the parties with respect to the subject matter of this Agreement; and (iii) constitutes the sole agreement between the parties with respect to this subject matter. Each party acknowledges that: (i) no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement; and (ii) no agreement, statement or promise not contained in this Agreement shall be valid. No change or modification of this Agreement shall be valid or binding upon the parties unless such change or modification is in writing and is signed by the parties.
17.    SEVERABILITY; SEPARATE AND INDEPENDENT COVENANTS. If any portion, provision, or part of this Agreement is held, determined, or adjudicated by any court of competent jurisdiction to be invalid, unenforceable, void, or voidable for any reason whatsoever, each such portion, provision, or part shall be severed from the remaining portions, provisions, or parts of this Agreement, and such determination or adjudication shall not affect the validity or enforceability of such remaining portions, provisions, or parts.
18.    SECTION 409(A) OF THE INTERNAL REVENUE CODE.

(a)Parties’ Intent. The parties intend that all payments or benefits hereunder shall either qualify for an exemption from or comply with the applicable rules governing non-qualified deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder (collectively, “Section 409A”) and all provisions of this Agreement shall be construed in a manner consistent with such intention. If any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause Executive to incur any additional tax or interest under Section 409A, the Company shall, upon the specific request of Executive, use its reasonable business efforts to in good faith reform such provision to be exempt from, or comply with, Code Section 409A; provided, that to the maximum extent practicable, the original intent and economic benefit to Executive and the Company of the applicable provision shall be maintained, and the Company shall have no obligation to make any changes that could create any material additional economic cost or loss of material benefit to the Company. Notwithstanding the foregoing, the Company shall have no liability with regard to any failure to comply with Section 409A, provided that the Company acted in good faith and in a prudent manner to comply with Section 409A. If a payment that is deferred compensation subject to Section 409A is subject to satisfaction of a release requirement and the period for satisfying the release requirement begins in one calendar year and ends in the following calendar year (the “Release Satisfaction Period”), then any amount becoming payable during the Release Satisfaction Period shall not be paid until the later calendar year.
(b)Separation from Service. A termination of employment or separation from service shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that constitute nonqualified deferred compensation within the meaning of Section 409A upon or following a termination of employment or separation from service unless such termination also constitutes a “Separation from Service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment,” “separation from service” or like terms shall mean Separation from Service.
(c)Delayed Distribution to Specified Employees. If the Company determines in accordance with Sections 409A and 416(i) of the Code and the regulations promulgated thereunder, in the Company’s sole discretion, that a delay in benefits provided under this Agreement is necessary to comply with Code Section 409A(A)(2)(B)(i) since Executive is a Specified Employee thereunder, then any post separation payments and any continuation of benefits or reimbursement of benefit costs provided by this Agreement, and not otherwise exempt from Section 409A, shall be delayed for a period of six (6) months following the date of Executive’s separation from service (the “409A Delay Period”). In such event, any post separation payments and the cost of any continuation of benefits provided under this Agreement that would otherwise be due and payable to Executive during the 409A Delay Period shall not commence until, and shall be made to Executive in a lump sum cash amount on the first business day after the date that is six (6) months following Executive’s Separation from Service and in such event the initial payment shall include a catch-up amount covering amounts that would otherwise have been paid during the six-month period following Executive’s Separation from Service.
19.    OTHER TAXES. Executive shall have sole responsibility for the payment of any and all income taxes and/or excise taxes arising from or due on account of any payment made or benefit provided by the Company under this Agreement.
20.    COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Any party hereto may execute this Agreement by signing any such counterpart.
21.    WAIVER OF BREACH. A waiver of any breach of this Agreement shall not constitute a waiver of any other provision of this Agreement or any subsequent breach of this Agreement.
(Signature Page Follows)

(Signature Page to Separation, General Release and Consulting Agreement)

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year written below.

CREE, INC.

By:	/s/ Bradley D. Kohn

Name:	Bradley D. Kohn

Title:	Vice President–Legal, General Counsel and Secretary

Date:	May 18, 2017

CHARLES M. SWOBODA

By:	/s/ Charles M. Swoboda

Date:	May 18, 2017

EXHIBIT A
SEPARATION, RELEASE AND CONSULTING AGREEMENT

FIRST SUPPLEMENTAL GENERAL RELEASE AGREEMENT
This First Supplemental General Release Agreement (the “First Supplemental General Release Agreement”) is made and entered into by Cree, Inc. (the “Company”) and Charles M. Swoboda (“Executive”). Throughout the remainder of the First Supplemental General Release Agreement, the Company and Executive may be collectively referred to as “the parties.”

The parties executed a Separation, Release and Consulting Agreement (the “Agreement”) on May __, 2017, under which Executive resigned from his employment as the Chairman, Director, President and Chief Executive Officer of the Company, and provided for consulting services thereafter until the Consulting Term ended pursuant to Section 3 of the Agreement. Capitalized terms not defined in this First Supplemental General Release Agreement shall have the definitions given to them in the Agreement.

As a condition of the Company’s agreement to the terms of the Agreement, Executive agreed to, among other things, execute this First Supplemental General Release Agreement on or within five (5) days after the Separation Date.

Executive represents that he has carefully read this entire First Supplemental General Release Agreement, understands its consequences, and voluntarily enters into it.
In consideration of the above and the mutual promises set forth in the Agreement, Executive and the Company agree as follows:

1.SUPPLEMENTAL RELEASE. In consideration of the benefits conferred by the Agreement, and pursuant to his obligation under Section 8(b) of the Agreement, EXECUTIVE (ON BEHALF OF HIMSELF, HIS FAMILY MEMBERS, HEIRS, ASSIGNS, EXECUTORS AND OTHER REPRESENTATIVES) RELEASES THE COMPANY AND ITS PAST, PRESENT AND FUTURE PARENTS, SUBSIDIARIES, AFFILIATES, AND/OR THEIR PREDECESSORS, SUCCESSORS, ASSIGNS, AND THEIR PAST, PRESENT AND FUTURE OFFICERS, DIRECTORS, EXECUTIVES, OWNERS, INVESTORS, SHAREHOLDERS, ADMINISTRATORS, BUSINESS UNITS, EXECUTIVEBENEFIT PLANS (TOGETHER WITH ALL PLAN ADMINISTRATORS, TRUSTEES, FIDUCIARIES AND INSURERS) AND AGENTS (“RELEASEES”) FROM ALL CLAIMS AND WAIVES ALL RIGHTS KNOWN OR UNKNOWN, HE MAY HAVE OR CLAIM TO HAVE IN EACH CASE RELATING TO HIS EMPLOYMENT WITH THE COMPANY, OR HIS RETENTION AS A CONSULTANT, OR HIS SEPARATION THEREFROM arising before the execution of the First Supplemental General Release Agreement, including but not limited to claims for: (i) for discrimination, harassment or retaliation arising under any federal, state or local laws, or the equivalent applicable laws of a foreign country, prohibiting age (including but not limited to claims under the Age Discrimination in Employment Act of 1967 (ADEA), as amended, and the Older Worker Benefit Protection Act of 1990 (OWBPA)), sex, national origin, race, religion, disability, veteran status or other protected class discrimination, the Family and Medical Leave Act, as amended (FMLA), harassment or retaliation for protected activity; (ii) for compensation, commission payments, bonus payments and/or benefits including but not limited to claims under the Fair Labor Standards Act of 1938 (FLSA), as amended, the Employee Retirement Income Security Act of 1974, as amended (ERISA), the Family and Medical Leave

1

Act, as amended (FMLA), and similar federal, state, and local laws, or the applicable laws of any foreign country; (iii) under federal, state or local law, or the applicable laws of any foreign country, of any nature whatsoever, including but not limited to constitutional, statutory; and common law; (iv) under any employment agreement, severance plan or other benefit plan, and (v) for attorneys’ fees. Executive specifically waives his right to bring or participate in any class or collective action against the Company. Provided, however, that this release does not apply to claims by Executive: (aa) for workers’ compensation benefits or unemployment benefits filed with the applicable state agencies; (bb) for vested pension or retirement benefits including under the Company’s 401(k) plan; (cc) to continuation coverage under COBRA, or equivalent applicable law; (dd) to rights arising out of his ownership of stock or options in the Company or its affiliates; (ee) to rights that cannot lawfully be released by a private settlement agreement; or (ff) to enforce, or for a breach of, the Agreement occurring after execution of this First Supplemental General Release Agreement (the “Reserved Claims”). For the purpose of implementing a full and complete release and discharge, Executive expressly acknowledges that this First Supplemental General Release Agreement is intended to include in its effect, without limitation, all claims which he does not know or suspect to exist in his favor at the time of execution hereof, and that this First Supplemental General Release Agreement contemplated the extinguishment of any such claim or claims.

2.COVENANT NOT TO SUE. In consideration of the benefits conferred by the Agreement, Executive will not sue Releasees any matters relating to his employment arising before the execution of the First Supplemental General Release Agreement (other than with respect to the Reserved Claims), including but not limited to claims under the ADEA, or join as a party with others who may sue Releasees on any such claims; provided, however, this paragraph will not bar a challenge under the OWBPA to the enforceability of the waiver and release of ADEA claims set forth in this First Supplemental General Release Agreement, the Reserved Claims, or where otherwise prohibited by If Executive does not abide by this paragraph, then (i) he will return all monies received under the Agreement and indemnify Releasees for all expenses incurred in defending the action, and (ii) Releasees will be relieved of their obligations under the Agreement.

3.RIGHT TO REVIEW. The Company delivered to Executive via email this First Supplemental General Release Agreement, containing the release language set forth in Sections 1 and 2, or around May 18, 2017 (the “Notification Date”) and informs him hereby that it desires that he have adequate time and opportunity to review and understand the consequences of entering into it. Accordingly, the Company advises Executive as follows: (a) Executive should consult with his attorney prior to executing the First Supplemental General Release Agreement; and (b) Executive has more than 21 days from the Notification Date within which to consider whether to execute the First Supplemental General Release Agreement. Executive must return an executed copy of the First Supplemental General Release Agreement to the Company within 5 days following the Separation Date Term under Section 1 of the Agreement, but not before the Separation Date. The executed First Supplemental General Release Agreement

2

should be returned to: Brad Kohn, General Counsel, Vice President Legal, General Counsel, and Corporate Secretary, Cree, Inc., 4600 Silicon Drive, Durham, NC 27703.

4.REVOCATION. Executive may revoke the First Supplemental General Release Agreement during the seven (7) day period immediately following his execution of it. This First Supplemental General Release Agreement will not become effective or enforceable until the revocation period has expired. To revoke this First Supplemental General Release Agreement, a written notice of revocation must be delivered to: Brad Kohn, General Counsel, Vice President Legal, General Counsel, and Corporate Secretary, Cree, Inc., 4600 Silicon Drive, Durham, NC 27703.

5.AGENCY CHARGES/INVESTIGATIONS. Nothing in this First Supplemental General Release Agreement or in the Agreement shall prohibit Executive from filing a charge or participating in an investigation or proceeding conducted by the U.S. Equal Employment Opportunity Commission or other governmental agency with jurisdiction concerning the terms, conditions and privileges of his employment; provided, however, that by signing this First Supplemental General Release Agreement and the Agreement, Executive waives his right to, and shall not seek or accept, any monetary or other relief of any nature whatsoever in connection with any such charges, investigations or proceedings.

6.DISCLAIMER OF LIABILITY. Nothing in this First Supplemental General Release Agreement or in the Agreement is to be construed as either an admission of liability or admission of wrongdoing on the part of either party, each of which denies any liabilities or wrongdoing on its part.

7.GOVERNING LAW. This First Supplemental General Release Agreement shall be construed, interpreted, and governed in accordance with and by North Carolina law and the applicable provisions of federal law, including but not limited to the ADEA and the OWBPA (“Applicable Federal Law”). Any and all claims, controversies, and causes of action arising out of or relating to this First Supplemental General Release Agreement or to the Agreement, whether sounding in contract, tort, or statute, shall be governed by the laws of the state of North Carolina, including its statutes of limitations, except for Applicable Federal Law, without giving effect to any North Carolina conflict-of-laws rule that would result in the application of the laws of a different jurisdiction. Both Executive and the Company acknowledge and agree that the state or federal courts located in North Carolina have personal jurisdiction over them and over any dispute arising under this First Supplemental General Release Agreement or to the Agreement, and both Executive and the Company irrevocably consent to the jurisdiction of such courts

8.ENTIRE AGREEMENT. Except for the Agreement and as expressly provided herein and therein, this First Supplemental General Release Agreement: (i) supersedes and cancels all other understandings and agreements, oral or written, with respect to Executive’s employment with the Company; (ii) supersedes all other understandings and agreements, oral or written, between the parties with respect to the subject matter of the Agreement; and (iii) constitutes the sole agreement between the parties with respect to this subject matter. Each party acknowledges that: (i) no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not

3

embodied in this First Supplemental General Release Agreement or in the Agreement; and (ii) no agreement, statement or promise not contained in this First Supplemental General Release Agreement or in the Agreement shall be valid. No change or modification of this First Supplemental General Release Agreement or in the Agreement shall be valid or binding upon the parties unless such change or modification is in writing and is signed by the parties.

9.SEVERABILITY. If any portion, provision, or part of this First Supplemental General Release Agreement is held, determined, or adjudicated by any court of competent jurisdiction to be invalid, unenforceable, void, or voidable for any reason whatsoever, each such portion, provision, or part shall be severed from the remaining portions, provisions, or parts of this First Supplemental General Release Agreement, and such determination or adjudication shall not affect the validity or enforceability of such remaining portions, provisions, or parts.

10.COUNTERPARTS. This First Supplemental General Release Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Any party hereto may execute this First Supplemental General Release Agreement by signing any such counterpart.

11.WAIVER OF BREACH. A waiver of any breach of this First Supplemental General Release Agreement or of the Agreement shall not constitute a waiver of any other provision of this First Supplemental General Release Agreement or of the Agreement or any subsequent breach of such agreements.

[The remainder of this page intentionally left blank]

4

IN WITNESS WHEREOF, THE PARTIES HAVE ENTERED INTO THIS FIRST SUPPLEMENTAL GENERAL RELEASE AGREEMENT AS OF THE DAY AND YEAR WRITTEN BELOW.

CREE, INC.

By:

Name:

Title:

Date:

CHARLES M. SWOBODA

By:

Date:

5

EXHIBIT B
SEPARATION, RELEASE AND CONSULTING AGREEMENT

SECOND SUPPLEMENTAL GENERAL RELEASE AGREEMENT
This Second Supplemental General Release Agreement (the “Second Supplemental General Release Agreement”) is made and entered into by Cree, Inc. (the “Company”) and Charles M. Swoboda (“Executive”). Throughout the remainder of the Second Supplemental General Release Agreement, the Company and Executive may be collectively referred to as “the parties.”

The parties executed a Separation, Release and Consulting Agreement (the “Agreement”) on May __, 2017, under which Executive resigned from his employment as the Chairman, Director, President and Chief Executive Officer of the Company, and provided for consulting services thereafter until the Consulting Term ended pursuant to Section 3 of the Agreement. Capitalized terms not defined in this Second Supplemental General Release Agreement shall have the definitions given to them in the Agreement.

As a condition of the Company’s agreement to the terms of the Agreement, Executive agreed to, among other things, execute A first Supplemental Release around the Separation Date, and has agreed to execute this Second Supplemental General Release Agreement as a condition of receiving a pro-rata bonus under Section 2(a)(iv) of the Agreement.

Executive represents that he has carefully read this entire Second Supplemental General Release Agreement, understands its consequences, and voluntarily enters into it.
In consideration of the above and the mutual promises set forth in the Agreement, Executive and the Company agree as follows:
1.SUPPLEMENTAL RELEASE. In consideration of the benefits conferred by the Agreement, and pursuant to his obligation under Section 8(c) of the Agreement, EXECUTIVE (ON BEHALF OF HIMSELF, HIS FAMILY MEMBERS, HEIRS, ASSIGNS, EXECUTORS AND OTHER REPRESENTATIVES) RELEASES THE COMPANY AND ITS PAST, PRESENT AND FUTURE PARENTS, SUBSIDIARIES, AFFILIATES, AND/OR THEIR PREDECESSORS, SUCCESSORS, ASSIGNS, AND THEIR PAST, PRESENT AND FUTURE OFFICERS, DIRECTORS, EXECUTIVES, OWNERS, INVESTORS, SHAREHOLDERS, ADMINISTRATORS, BUSINESS UNITS, EXECUTIVEBENEFIT PLANS (TOGETHER WITH ALL PLAN ADMINISTRATORS, TRUSTEES, FIDUCIARIES AND INSURERS) AND AGENTS (“RELEASEES”) FROM ALL CLAIMS AND WAIVES ALL RIGHTS KNOWN OR UNKNOWN, HE MAY HAVE OR CLAIM TO HAVE IN EACH CASE RELATING TO HIS EMPLOYMENT WITH THE COMPANY, OR HIS RETENTION AS A CONSULTANT, OR HIS SEPARATION THEREFROM arising before the execution of the Second Supplemental General Release Agreement, including but not limited to claims for: (i) for discrimination, harassment or retaliation arising under any federal, state or local laws, or the equivalent applicable laws of a foreign country, prohibiting age (including but not limited to claims under the Age Discrimination in Employment Act of 1967 (ADEA), as amended, and the

1

Older Worker Benefit Protection Act of 1990 (OWBPA)), sex, national origin, race, religion, disability, veteran status or other protected class discrimination, the Family and Medical Leave Act, as amended (FMLA), harassment or retaliation for protected activity; (ii) for compensation, commission payments, bonus payments and/or benefits including but not limited to claims under the Fair Labor Standards Act of 1938 (FLSA), as amended, the Employee Retirement Income Security Act of 1974, as amended (ERISA), the Family and Medical Leave Act, as amended (FMLA), and similar federal, state, and local laws, or the applicable laws of any foreign country; (iii) under federal, state or local law, or the applicable laws of any foreign country, of any nature whatsoever, including but not limited to constitutional, statutory; and common law; (iv) under any employment agreement, severance plan or other benefit plan, and (v) for attorneys’ fees. Executive specifically waives his right to bring or participate in any class or collective action against the Company. Provided, however, that this release does not apply to claims by Executive: (aa) for workers’ compensation benefits or unemployment benefits filed with the applicable state agencies; (bb) for vested pension or retirement benefits including under the Company’s 401(k) plan; (cc) to continuation coverage under COBRA, or equivalent applicable law; (dd) to rights arising out of his ownership of stock or options in the Company or its affiliates; (ee) to rights that cannot lawfully be released by a private settlement agreement; or (ff) to enforce, or for a breach of, the Agreement occurring after execution of this Second Supplemental General Release Agreement (the “Reserved Claims”). For the purpose of implementing a full and complete release and discharge, Executive expressly acknowledges that this Second Supplemental General Release Agreement is intended to include in its effect, without limitation, all claims which he does not know or suspect to exist in his favor at the time of execution hereof, and that this Second Supplemental General Release Agreement contemplated the extinguishment of any such claim or claims.

2.COVENANT NOT TO SUE. In consideration of the benefits conferred by the Agreement, Executive will not sue Releasees any matters relating to his employment arising before the execution of the Second Supplemental General Release Agreement (other than with respect to the Reserved Claims), including but not limited to claims under the ADEA, or join as a party with others who may sue Releasees on any such claims; provided, however, this paragraph will not bar a challenge under the OWBPA to the enforceability of the waiver and release of ADEA claims set forth in this Second Supplemental General Release Agreement, the Reserved Claims, or where otherwise prohibited by If Executive does not abide by this paragraph, then (i) he will return all monies received under the Agreement and indemnify Releasees for all expenses incurred in defending the action, and (ii) Releasees will be relieved of their obligations under the Agreement.

3.RIGHT TO REVIEW. The Company delivered to Executive via email this Second Supplemental General Release Agreement, containing the release language set forth in Sections 1 and 2, or around May 18, 2017 (the “Notification Date”) and informs him hereby that it desires that he have adequate time and opportunity to review and understand the consequences of entering into it. Accordingly, the Company advises Executive as follows: (a) Executive should consult with his attorney prior to executing the Second Supplemental General Release Agreement; and (b) Executive has more than 21 days from the Notification Date within which to consider whether to execute the Second Supplemental General Release Agreement. Executive must return an executed copy of the Second Supplemental General Release Agreement to the

2

Company within 5 days following the Separation Date Term under Section 1 of the Agreement, but not before the Separation Date. The executed Second Supplemental General Release Agreement should be returned to: Brad Kohn, General Counsel, Vice President Legal, General Counsel, and Corporate Secretary, Cree, Inc., 4600 Silicon Drive, Durham, NC 27703.

4.REVOCATION. Executive may revoke the Second Supplemental General Release Agreement during the seven (7) day period immediately following his execution of it. This Second Supplemental General Release Agreement will not become effective or enforceable until the revocation period has expired. To revoke this Second Supplemental General Release Agreement, a written notice of revocation must be delivered to: Brad Kohn, General Counsel, Vice President Legal, General Counsel, and Corporate Secretary, Cree, Inc., 4600 Silicon Drive, Durham, NC 27703.

5.AGENCY CHARGES/INVESTIGATIONS. Nothing in this Second Supplemental General Release Agreement or in the Agreement shall prohibit Executive from filing a charge or participating in an investigation or proceeding conducted by the U.S. Equal Employment Opportunity Commission or other governmental agency with jurisdiction concerning the terms, conditions and privileges of his employment; provided, however, that by signing this Second Supplemental General Release Agreement and the Agreement, Executive waives his right to, and shall not seek or accept, any monetary or other relief of any nature whatsoever in connection with any such charges, investigations or proceedings.

6.DISCLAIMER OF LIABILITY. Nothing in this Second Supplemental General Release Agreement or in the Agreement is to be construed as either an admission of liability or admission of wrongdoing on the part of either party, each of which denies any liabilities or wrongdoing on its part.

7.GOVERNING LAW. This Second Supplemental General Release Agreement shall be construed, interpreted, and governed in accordance with and by North Carolina law and the applicable provisions of federal law, including but not limited to the ADEA and the OWBPA (“Applicable Federal Law”). Any and all claims, controversies, and causes of action arising out of or relating to this Second Supplemental General Release Agreement or to the Agreement, whether sounding in contract, tort, or statute, shall be governed by the laws of the state of North Carolina, including its statutes of limitations, except for Applicable Federal Law, without giving effect to any North Carolina conflict-of-laws rule that would result in the application of the laws of a different jurisdiction. Both Executive and the Company acknowledge and agree that the state or federal courts located in North Carolina have personal jurisdiction over them and over any dispute arising under this Second Supplemental General Release Agreement or to the Agreement, and both Executive and the Company irrevocably consent to the jurisdiction of such courts

8.ENTIRE AGREEMENT. Except for the Agreement, the First General Release Agreement, and as expressly provided herein and therein, this Second Supplemental General Release Agreement: (i) supersedes and cancels all other understandings and agreements, oral or written, with respect to Executive’s employment with the Company; (ii) supersedes all other understandings and agreements, oral or written, between the parties with respect to the subject

3

matter of the Agreement; and (iii) constitutes the sole agreement between the parties with respect to this subject matter. Each party acknowledges that: (i) no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Second Supplemental General Release Agreement, the First General Release Agreement or in the Agreement; and (ii) no agreement, statement or promise not contained in this Second Supplemental General Release Agreement, the First General Release Agreement or in the Agreement shall be valid. No change or modification of this Second Supplemental General Release Agreement, the First General Release Agreement or in the Agreement shall be valid or binding upon the parties unless such change or modification is in writing and is signed by the parties.

9.SEVERABILITY. If any portion, provision, or part of this Second Supplemental General Release Agreement is held, determined, or adjudicated by any court of competent jurisdiction to be invalid, unenforceable, void, or voidable for any reason whatsoever, each such portion, provision, or part shall be severed from the remaining portions, provisions, or parts of this Second Supplemental General Release Agreement, and such determination or adjudication shall not affect the validity or enforceability of such remaining portions, provisions, or parts.

10.COUNTERPARTS. This Second Supplemental General Release Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Any party hereto may execute this Second Supplemental General Release Agreement by signing any such counterpart.

11.WAIVER OF BREACH. A waiver of any breach of this Second Supplemental General Release Agreement, of the First Supplemental General Release Agreement or of the Agreement shall not constitute a waiver of any other provision of this Second Supplemental General Release Agreement, of the First Supplemental General Release Agreement or of the Agreement or any subsequent breach of such agreements.

[The remainder of this page intentionally left blank]

4

IN WITNESS WHEREOF, THE PARTIES HAVE ENTERED INTO THIS SECOND SUPPLEMENTAL GENERAL RELEASE AGREEMENT AS OF THE DAY AND YEAR WRITTEN BELOW.

CREE, INC.

By:

Name:

Title:

Date:

CHARLES M. SWOBODA

By:

Date:

5